FIRST AMENDMENT TO SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT AND INCREMENTAL TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT AND INCREMENTAL TERM LOAN AGREEMENT (this “Amendment”) dated as of January 30, 2019 to the Term Loan Agreement referenced below, is by and among POTLATCHDELTIC CORPORATION, a Delaware corporation (“PotlatchDeltic”), POTLATCHDELTIC FOREST HOLDINGS, INC., a Delaware corporation (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company and a taxable REIT subsidiary of PotlatchDeltic (“Potlatch Land & Lumber”, and, together with PotlatchDeltic and Potlatch Forest, the “Borrowers”), the Guarantors party hereto, the Lenders identified on the signature pages hereto and NORTHWEST FARM CREDIT SERVICES, PCA, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, term loan facilities have been established in favor of the Borrowers pursuant to the terms of that certain Second Amended and Restated Term Loan Agreement dated as of March 22, 2018 (as amended, restated, modified or supplemented from time to time, the “Term Loan Agreement”) among the Borrowers, the guarantors from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrowers have requested that the Lenders amend the Term Loan Agreement to provide for the making of a $150,000,000 Incremental Term Loan (the “Term Loan M”) to the Borrowers; and

WHEREAS, the Lenders party hereto have agreed to provide the Term Loan M and to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Term Loan Agreement.

2.Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Term Loan Agreement is hereby amended as follows:

(a)In the definition of “Applicable Rate” in Section 1.01 of the Term Loan Agreement, the following new clause (l) is hereby added immediately following clause (k):

(l)the Term Loan M, (i) with respect to the initial interest period beginning on the First Amendment Effective Date and ending on February 1, 2019, LIBOR plus 1.85% per annum and (ii) thereafter, 1-month LIBOR plus 1.85% per annum.

(b)In the definition of “Commitment” in Section 1.01 of the Term Loan Agreement, a reference to “and/or Term Loan M Commitment” is hereby added immediately following the reference to “Incremental Term Loan Commitment.”

(c)The definition of “Fee Letter” is hereby amended to add the following new clause (d) immediately following clause (c) thereof:

(d) the letter agreement, dated as of January 30, 2019 between the Company and the Administrative Agent.

(d)In the definition of “Interest Payment Date”, a reference to “Term Loan M” is hereby added immediately following the reference to “Term Loan L”.

(e)In the definition of “LIBOR” in Section 1.01 of the Term Loan Agreement, the last two sentences of such definition are hereby amended and restated to read as follows:

For the purposes of this Agreement, (A) the Term Loan C, Term Loan D, Term Loan E and Term Loan I LIBOR Loans will have an interest period of three months, and (B) the Term Loan K, Term Loan L and Term Loan M LIBOR Loans will have an interest period of one month (other than with respect to (x) in each case, the final interest period, which shall commence on the last Interest Payment Date prior to the applicable Maturity Date and end on the applicable Maturity Date, (y) the Term Loan K and the Term Loan L (i) for which the initial interest shall begin on the Restatement Date and shall mature on April 1, 2018 and (ii) upon the expiration of such initial interest period, each of the Term Loan K and Term Loan L shall automatically continue as another LIBOR Loan having an interest period of one month and (z) the Term Loan M (i) for which the initial interest shall begin on the First Amendment Effective Date and shall mature on February 1, 2019 and (ii) upon the expiration of such initial interest period, the Term Loan M shall automatically continue as another LIBOR Loan having an interest period of one month) and LIBOR will reset on each Interest Payment Date. Notwithstanding the foregoing, if LIBOR shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement; provided that, solely with respect to the Term Loan I, Term Loan K, Term Loan L and Term Loan M, LIBOR may be less than zero so long as there is a corresponding Swap Contract in place relating to such Term Loan I, Term Loan K, Term Loan L or Term Loan M, as applicable, that does not have a floor of zero.

(f)In the definition of “LIBOR Loans” in Section 1.01 of the Term Loan Agreement, a reference to “and Term Loan M” is hereby added immediately following the reference to “Term Loan L.”

(g)In the definition of “Loan” in Section 1.01 of the Term Loan Agreement, a reference to “and Term Loan M” is hereby added immediately following the reference to “Term Loan L.”

(h)In the definition of “Maturity Date” in Section 1.01 of the Term Loan Agreement, the following new clause (l) is hereby added immediately following clause (k):

(l)the Term Loan M, January 1, 2029.

(i)In the definition of “Term Loans” in Section 1.01 of the Term Loan Agreement, a reference to “, Term Loan M” is hereby added immediately following the reference to “Term Loan L.”

(j)The following new definitions are hereby added to Section 1.01 of the Term Loan Agreement in the appropriate alphabetical order:

“First Amendment Effective Date” means January 30, 2019.

“Term Loan M” has the meaning specified in Section 2.01(m).

“Term Loan M Commitment” means, as to each Lender, its obligations to make its portion of the Term Loan M to the Borrowers pursuant to Section 2.01 in the principal amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

(k) In Section 2.01 of the Term Loan Agreement, the following new clause (m) is hereby added immediately following clause (l):

(m)Term Loan M.  Subject to the terms and conditions set forth herein, each Lender with a Term Loan M Commitment severally agrees to make, on the First Amendment Effective Date, its portion of a separate ONE HUNDRED AND FIFTY MILLION DOLLAR ($150,000,000) term loan (identified as Loan 6243786 by NWFCS) to the Borrowers in Dollars in an amount not to exceed such Lender’s Term Loan M Commitment (“Term Loan M”).

(l)In Section 2.02 of the Term Loan Agreement, the following sentence is hereby added after the sixth sentence:

Each Lender shall make the amount of its Applicable Percentage of Term Loan M available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the First Amendment Effective Date.

(m)In Section 2.06(c) of the Term Loan Agreement, the first sentence is amended and restated in its entirety to read as follows:

Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto commencing, with respect to the Term Loan M, March 1, 2019, and, in each case, at such other times as may be specified herein.

(n)The parenthetical in the last sentence of Section 3.03(b) is hereby amended and restated in its entirety to read as follows:

(other than with respect to the Term Loan I, Term Loan K, Term Loan L and/or Term Loan M, for so long as there is a corresponding Swap Contract in place relating to such Term Loan I, Term Loan K, Term Loan L and/or Term Loan M, as applicable, that does not have a floor of zero)

(o)In clause (z) of Section 5.15 of the Term Loan Agreement, a reference to “and the Term Loan M” is hereby added immediately following the reference to “the Term Loan L”.

(p)In clause (ii) of Section 6.13 of the Term Loan Agreement, the language “on or before the last day of each of January, April, July and October” is hereby replaced with the following language “on or before the 45th day after the end of each fiscal quarter of the Borrowers.”

(q)In Section 9.10 of the Term Loan Agreement, the first sentence is hereby amended and restated in its entirety to read as follows:

Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if (x) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (y) such Person ceases to qualify as a Material Subsidiary hereunder.

(r)Schedule 2.01 to the Term Loan Agreement is hereby amended to be supplemented with the information set forth on Schedule 2.01 attached hereto.

3.Incremental Term Loan Amendment. This Amendment constitutes an Incremental Term Loan Agreement as referred to in Section 2.12 of the Term Loan Agreement.  Each Lender with a Term Loan M Commitment (a) confirms that it has received a copy of the Term Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Term Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with the terms of the Term Loan Agreement, all obligations that are required to be performed by it as a Lender.

4.Conditions Precedent.  This Amendment shall become effective upon the satisfaction of the following conditions:

(a)Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent, the Required Lenders and each Lender with a Term Loan M Commitment;

(b)Receipt by the Administrative Agent of the following:

(i)a certificate of each Loan Party dated as of the First Amendment Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Term Loan M, as well as a such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in the jurisdiction of its incorporation or organization and (B) certifying that, before and after giving effect to the Term Loan M, (x) the representations and warranties contained in Article V of the Term Loan Agreement and the other Loan Documents are true and correct as of such date, and except that for purposes hereof, the representations and warranties contained in subsections (a) and (b) of Section 5.01 shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (y) no Default exists;

(v) a certificate executed by a Responsible Officer of the Borrowers as of the First Amendment Effective Date, demonstrating compliance with the financial covenants contained in Section 6.10 of the Term Loan Agreement on a Pro Forma Basis after giving effect to the funding of the Term Loan M on the First Amendment Effective Date; and

(vi)a Note executed by each of the Borrowers in favor of each Lender requesting a Note for the Term Loan M.

(c)The payment by the Borrowers of all fees and expenses due and payable as of the First Amendment Effective Date, including the reasonable out-of-pocket costs and expenses of the Administrative Agent and the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

5.Representations and Warranties.  The Loan Parties hereby, jointly and severally, represent and warrant that:

(a)the representations and warranties contained in Article V of the Term Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.01(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01,

(b) no Default exists under the Term Loan Agreement on and as of the date hereof and after giving effect to this Amendment,

(c)this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)the execution, delivery and performance of this Amendment by each Loan Party will not:  (i) contravene the terms of any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Loan Party; (ii) violate, contravene or materially conflict with any Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien upon or with respect to its properties.

6.No Other Changes; Ratification.  Except as expressly modified or waived hereby, all of the terms and provisions of the Term Loan Agreement (including the schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Term Loan Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Term Loan Agreement as amended by this Amendment.  Except as herein specifically agreed, the Term Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

7.Counterparts; Facsimile/Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

8.Loan Modification.  By its execution of this Amendment, the Borrowers hereby authorize the Administrative Agent to consider this Amendment its application for loan modification on the terms and conditions set forth herein.

9.Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

10.Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:POTLATCHDELTIC CORPORATION,

a Delaware corporation

By:/s/_______________

Name: Jerald W. Richards

Title: Vice President and CFO

POTLATCHDELTIC FOREST HOLDINGS, INC.,

a Delaware corporation

By:/s/________________

Name: Jerald W. Richards

Title: Vice President and CFO

POTLATCHDELTIC LAND & LUMBER, LLC,

a Delaware limited liability company

By:/s/_______________

Name: Jerald W. Richards

Title: Vice President and CFO

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

GUARANTORS:POTLATCHDELTIC TIMBER, LLC,

a Delaware limited liability company

By:/s/______________

Name: Jerald W. Richards

Title: Vice President and CFO

POTLATCH TIMBERLANDS, LLC,

a Delaware limited liability company

By:/s/______________

Name: Jerald W. Richards

Title: Vice President and CFO

POTLATCH LAKE STATES TIMBERLANDS, LLC

a Delaware limited liability company

By:/s/______________

Name: Jerald W. Richards

Title: Vice President and CFO

POTLATCH MINNESOTA TIMBERLANDS, LLC

a Delaware limited liability company

By:/s/_____________

Name: Jerald W. Richards

Title: Vice President and CFO

POTLATCHDELTIC MANUFACTURING, LLC

an Arkansas limited liability company

By:/s/_______________

Name: Jerald W. Richards

Title: Vice President and CFO

DEL-TIN FIBER, LLC,

an Arkansas limited liability company

By:/s/________________

Name: Jerald W. Richards

Title: Vice President and CFO

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

ADMINISTRATIVE AGENT

AND LENDERS:	NORTHWEST FARM CREDIT SERVICES, PCA, as Administrative Agent and a Lender

By:/s/______________________

Name: Suann Harris

Title: Relationship Manager, VP

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

AMERICAN AGCREDIT, PCA, as a Lender

By:/s/______________________

Name: Michael J. Balou

Title: Vice President

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Fresno-Madera Land Bank Association, FLCA,

as a Voting Participant

By:  /s/

Name:  Robert Herrick

Title: Director Capital Markets

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Farm Credit Services of Western Arkansas

as a Voting Participant

By:  /s/

Name:  Charlie McConnell

Title: SVP CLO

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Yosemite Land Bank, FLCA

as a Voting Participant

By:  /s/

Name:  Steven M. Mizuno

Title: Senior Vice President-Credit Admin

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Farm Credit of New Mexico, FLCA,

as a Voting Participant

By:  /s/

Name:  Clarissa Shiver

Title: VP Credit

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:	FCS Commercial Finance Group, for AgCountry Farm Credit Services, FLCA, as a Voting Participant

By:  /s/

Name:  Lisa Caswell

Title: Vice President

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Compeer Financial, FLCA,

as a Voting Participant

By:  /s/

Name:  Lee Fuchs

Title: Director, Capital Markets

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Greenstone Farm Credit Services, FLCA

as a Voting Participant

By:  /s/

Name:  Shane Prichard

Title: VP, Capital Markets

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:AgFirst Farm Credit Bank,

as a Voting Participant

By:  /s/

Name:  Matthew Jeffords

Title: Vice President

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Farm Credit Mid-America, FLCA,

as a Voting Participant

By:  /s/

Name:  Joe Beiting

Title: Credit Officer

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Farm Credit West, FLCA,

as a Voting Participant

By:  /s/

Name:  Robert Stornetta

Title: Sr. VP of Capital Markets

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Farm Credit East, ACA,

as a Voting Participant

By:  /s/

Name:  Benjamin E. Thompson

Title: Vice President

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Agribank, FCB,

as a Voting Participant

By:  /s/

Name:  Galen Herr

Title: VP Credit-Lending Programs

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Farm Credit Services of America, FLCA,

as a Voting Participant

By:  /s/

Name:  Shane Frahm

Title: SVP Agribusiness Finance

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Capital Farm Credit, FLCA,

as a Voting Participant

By:  /s/

Name:  Joseph R. Slagle

Title: Senior Vice President

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:CoBank, FLB,

as a Voting Participant

By:  /s/

Name:  Patrick Sauer

Title: Vice President

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

VOTING PARTICIPANTS:Western AgCredit, PCA

as a Voting Participant

By:  /s/

Name:  Tony K. Powell

Title: Chief Credit Officer

PotlatchDeltic Corporation

First Amendment to Second Amended and Restated Term Loan Agreement

and Incremental Term Loan Agreement

SCHEDULE 2.01

TERM LOAN M

Lender	Commitment	Applicable Percentage
Northwest Farm Credit Services, PCA*	$150,000,000	100.000000000%
Total	$150,000,000	100.000000000%

___________________________

* Prior to giving effect to the participations noted below.

Lender	Voting Participant	Term Loan M Commitment	Resulting Term Loan M Commitment / Participation	Resulting Applicable Percentage of Term Loan M
Northwest Farm Credit Services, PCA		$150,000,000.00	$15,000,000.00	10.00%
	CoBank, FCB		$12,500,000.00	8.33%
	Capital Farm Credit, FLCA		$12,500,000.00	8.33%
	Farm Credit Services of America, FLCA		$12,500,000.00	8.33%
	AgriBank, FCB		$10,000,000.00	6.67%
	Farm Credit East, ACA		$10,000,000.00	6.67%
	Farm Credit West, FLCA		$10,000,000.00	6.67%
	Farm Credit Mid-America, FLCA		$10,000,000.00	6.67%
	AgFirst Farm Credit Bank		$10,000,000.00	6.67%
	Greenstone Farm Credit Services, FLCA		$10,000,000.00	6.67%
	Compeer Financial FLCA		$10,000,000.00	6.67%
	FCS Commercial Finance Group for AgCountry Farm Credit Services, FLCA		$10,000,000.00	6.67%
	Farm Credit of New Mexico, FLCA		$5,000,000.00	3.33%
	Yosemite Land Bank, FLCA		$5,000,000.00	3.33%
	Farm Credit Services of Western Arkansas, FLCA		$2,500,000.00	1.67%
	Fresno-Madera Federal Land Bank Association, FLCA		$2,500,000.00	1.67%
	Western AgCredit, PCA		$2,500,000.00	1.67%

TOTAL		$150,000,000.00	$150,000,000.00	100.00%

Voting Participants at Closing - Commitments and Applicable Percentages